Exhibit 10.3

POWERREVIEWS, INC.

EXERCISE NOTICE AND STOCK PURCHASE AGREEMENT

2005 EQUITY INCENTIVE PLAN

By your signature and the signature of the representative of PowerReviews, Inc. below, you (“Purchaser”) and the Company agree that you are purchasing shares of the Company’s Common Stock subject to the terms and conditions of the Company’s 2005 Equity Incentive Plan and this Agreement. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan.

Purchaser:

Address:

Taxpayer I.D. number:

Total number of shares for which Option is being exercised now (these shares are referred to below as “Shares”):	See Exhibit A

Total exercise price for Shares:	See Exhibit A

(Note: If you are exercising more than one stock option under this Agreement, please complete Attachment A instead of completing the following four items):

Option Grant Date:	See Exhibit A

Type of Option:	☐ Incentive Stock Option ☐ Nonqualified Stock Option

Exercise price per share:	See Exhibit A

Total number of shares subject to Option:	See Exhibit A

1. Payment of Exercise Price

Prior to or concurrently with the delivery of this Agreement to the Company, Purchaser has delivered the exercise price for the Shares in accordance with the terms of the Plan and the agreement evidencing the applicable Option (the “Option Agreement”).

2. Securities Law Compliance

2.1 Purchaser represents and warrants that Purchaser (a) has been furnished with a copy of the Plan and all information which Purchaser deems necessary to evaluate the merits and risks of the purchase of the Shares, (b) has had the opportunity to ask questions and receive answers concerning the information received about the Shares and the Company, and (c) has been given the opportunity to obtain any additional information Purchaser deems necessary to verify the accuracy of any information obtained concerning the Shares and the Company.

2.2 Purchaser hereby confirms that Purchaser has been informed that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws pursuant to exemptions from registration. Purchaser further confirms that Purchaser understands that the reliance by the Company on such exemptions is predicated in part on the truth and accuracy of the statements by Purchaser in this Agreement.

2.3 Purchaser hereby represents and warrants that Purchaser is purchasing the Shares for Purchaser’s own account, for investment purposes only, and not with a view towards the distribution or public offering of all or any part of the Shares.

2.4 Purchaser hereby confirms that Purchaser understands that because the Shares have not been registered under the Securities Act, Purchaser must continue to bear the economic risk of the investment for an indefinite period of time and the Shares cannot be sold unless the Shares are subsequently registered or an exemption from registration is available.

2.5 Purchaser hereby agrees that Purchaser will in no event sell or distribute all or any part of the Shares unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of Purchaser’s legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

2.6 Purchaser hereby consents to the placing of a legend on Purchaser’s certificate(s) as set forth in Section 5 and to the placing of a stop-transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed.

2.7 Purchaser hereby confirms that Purchaser understands that at the present time Rule 144 of the Securities and Exchange Commission (the “SEC”) may not be relied on for the resale or distribution of the Shares by Purchaser. Purchaser understands that the Company has no obligation to Purchaser to register the Shares with the SEC and has not represented to Purchaser that it will so register the Shares.

2.8 Purchaser confirms that Purchaser has been advised, prior to Purchaser’s purchase of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares have not been registered under any of the Acts and therefore cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

2.9 Purchaser hereby agrees to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by Purchaser of, or any inaccuracy in, any representation, warranty or statement made by Purchaser in this Agreement or the breach by Purchaser of any terms or conditions of this Agreement.

3. Transfer Restrictions

3.1 Restrictions on Transfer. Shares will not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in contravention of the provisions of this Agreement. Except as otherwise provided in this Agreement or in the Option Agreement, such restrictions on transfer, however, will not apply to (a) a gratuitous transfer of the Shares, provided, and only if, Purchaser obtains the Company’s prior written consent to such transfer, (b) a transfer of title to the Shares effected pursuant to Purchaser’s will or the laws of intestate succession, or (c) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Purchaser in connection with the acquisition of the Shares.

3.2 Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in Section 3.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement, to the same extent the Shares would be so subject if retained by Purchaser.

3.3 Market Standoff. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, Purchaser or any transferee (either being referred to herein as the “Purchaser”) agrees not to sell, make any short sale of, loan, hypothecate, pledge, assign, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or its underwriters. Such limitations will be in effect for such period of time as may be requested by the Company or its underwriters; provided, however, that in no event will such period exceed 180 days following the effective date of the registration statement. This market standoff provision will be in effect no longer than two years after the effective date of the Company’s initial public offering.

4. Company’s Right of First Refusal

Before any Shares held by Purchaser may be sold or otherwise transferred (including any assignment, pledge, encumbrance or other disposition of the Shares, but not including a permitted transfer under Section 3.1), the Company or its assignee will have an assignable right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 4 (the “Right of First Refusal”). Such Right of First Refusal shall terminate on the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act.

4.1 In the event Purchaser desires to accept a bona fide third-party offer for the sale or transfer of any or all of the Shares, Purchaser will promptly deliver to the Company a written notice (the “Notice”) stating the terms and conditions of any proposed sale or transfer, including (a) Purchaser’s bona fide intention to sell or otherwise transfer such Shares, (b) the name of each proposed purchaser or other transferee (the “Proposed Transferee”), (c) the number of Shares to be transferred to each Proposed Transferee, and (d) the bona fide cash price or other consideration for which Purchaser proposes to transfer the Shares (the “Offered Price”). Purchaser will provide satisfactory proof that the disposition of such shares to such Proposed Transferee would not be in contravention of the provisions of Section 3 and Purchaser will offer to sell the Shares at the Offered Price to the Company.

4.2 At any time within 30 days after receipt of the Notice, the Company or its assignee may, by giving written notice to Purchaser, elect to purchase all or any portion of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with Section 4.3.

4.3 The purchase price for the Shares purchased under this Section 4 will be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the noncash consideration will be determined by the Board of Directors of the Company in good faith.

4.4 Payment of the purchase price will be made, in the discretion of the Plan Administrator, either (a) in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company or such assignee, or by any combination thereof, within 30 days after receipt of the Notice or (b) in the manner and at the time(s) set forth in the Notice.

4.5 If any of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee as provided in this Section 4, then Purchaser may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price; provided that such sale or other transfer is consummated within 60 days after the date of the Notice; and provided, further, that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 4 will continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if Purchaser proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice will be given to the Company, and the Company or its assignee will again be offered the Right of First Refusal before any Shares held by Purchaser may be sold or otherwise transferred.

4.6 Notwithstanding any other provision of this Agreement, Purchaser may not deliver a Notice and the Company may not exercise the Right of First Refusal earlier than six months and one day following the date of this Agreement (or any shorter period determined by the Company to be sufficient to avoid a charge to the Company’s earnings for financial reporting purposes).

5. Legends

Purchaser understands and agrees that the Shares are subject to first refusal and/or repurchase rights, as set forth in this Agreement. Purchaser understands that the certificate(s) representing the Shares will bear legends in substantially the following forms:

“The securities represented by this certificate are subject to certain restrictions on public resale and transfer and first refusal and repurchase rights held by the issuer and/or its assignee(s) and may not be sold, assigned, transferred, encumbered or in any way disposed of except as set forth in a stock purchase agreement between the issuer and the original purchaser of these shares, a copy of which may be obtained at the principal office of the issuer. Such transfer restrictions and first refusal and/or repurchase rights are binding on transferees of these shares.”

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or under applicable state securities laws. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. The issuer of these securities may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that the proposed transfer or resale is in compliance with the Act and any applicable state securities laws.”

6. Stop-Transfer Notices

Purchaser understands and agrees that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

7. Independent Tax Advice

Purchaser acknowledges that determining the actual tax consequences to each particular Purchaser of exercising the Option or disposing of the Shares may be complicated. These tax consequences will depend, in part, on Purchaser’s specific situation and may also depend on the resolution of currently uncertain tax law, and other variables not within the control of the Company. Purchaser is aware that Purchaser should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to Purchaser prior to exercising the Option or disposing of the Shares. Prior to exercising the Option, Purchaser either has consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the exercise of the Option in light of Purchaser’s specific situation or has had the opportunity to consult with such a tax advisor but chose not to do so.

8. Withholding and Disposition of Shares

As described in the Option Agreement, Purchaser will make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations that arise upon purchase of the Shares. If Purchaser is exercising an Incentive Stock Option, Purchaser agrees to notify the Company if any Shares are disposed of within one year from the date hereof or two years from the Grant Date.

9. General Provisions

9.1 Assignment. The Company may assign its first refusal and/or repurchase rights at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company’s Board of Directors, including, without limitation, one or more stockholders of the Company.

9.2 Notices. Any notice required in connection with (a) the Company’s first refusal and/or repurchase rights or (b) the disposition of any Shares covered thereby will be given in writing and will be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated in this Agreement or at such other address as such party may designate by 10 days’ advance written notice under this Section 9.2 to all other parties to this Agreement.

9.3 No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

9.4 Cancellation of Shares. If the Company or its assignees will make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased by the Company pursuant to the exercise of the Company’s first refusal and/or repurchase rights in accordance with the provisions of this Agreement, then, from and after such time, the person from whom such Shares are to be repurchased will no longer have any rights as a Purchaser of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares will be deemed purchased in accordance with the applicable provisions of this Agreement and the Company or its assignees will be deemed the owner and Purchaser of such Shares, whether or not the certificates therefor have been delivered as required by this Agreement.

9.5 Purchaser Undertaking. Purchaser hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Purchaser or the Shares pursuant to the express provisions of this Agreement.

9.6 Agreement Is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

9.7 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and Purchaser and Purchaser’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

9.8 No Employment or Service Contract. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Related Company, to terminate Purchaser’s employment or services on behalf of the Company, for any reason, with or without cause.

9.9 Stockholder of Record. Purchaser will be recorded as a stockholder of the Company and will have, subject to the provisions of this Agreement and the Plan, all the rights of a stockholder with respect to the Shares.

9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.

9.11 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated below.

POWERREVIEWS, INC.

By:

Name:

Title:

Address:	22 4th Street, 6th Floor
San Francisco, CA 94103

Date:

PURCHASER

By his or her signature below, the spouse of Purchaser, if such Purchaser is legally married as of the date of his or her execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions of this Agreement and of the Plan, and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

Dated:

Spouse’s Signature

Printed Name

By his or her signature below, Purchaser represents that he or she is not legally married as of the date of executing this Agreement.

Dated:

ATTACHMENT A

(To be completed only if you are exercising more than one Option)

Please complete for each Option you are exercising.

Option Grant Date	Type of Option: Incentive Stock Option (“ISO”) Nonqualified Stock Option (“NSO”) (please circle one)	Exercise Price Per Share	Number of Shares to be Exercised

RECEIPT

I,             , hereby acknowledges receipt from              in payment for              shares of Common Stock of PowerReviews, Inc., a Delaware corporation, of $             in the form of

☐	Cash

☐	Check (personal, cashier’s or bank certified)

☐	shares of the Company’s Common Stock, fair market value $ per share, held by the Purchaser for a period of at least six months

☐	Copy of irrevocable instructions to broker

☐	Other:

Exercise Date:	By:

FMV on such date: $	For:	PowerReviews, Inc.